UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2022

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Yum China Holdings, Inc. (the “Company”) and Lavazza Luigi S.p.A. (“Lavazza”) established a joint venture (the “Joint Venture”) to explore and develop the Lavazza coffee business in China.  In order to incentivize the efforts of employees of the Company, Lavazza and the Joint Venture to execute on the Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China by 2025, the Joint Venture established an equity plan (the “JV Equity Plan”) allowing for the grant of equity awards with respect to the Joint Venture to key employees of the Joint Venture, as well as select employees of Lavazza and the Company.  Under the JV Equity Plan, up to 15% of the equity in the Joint Venture may be granted as equity awards, with employees and other eligible participants of the Joint Venture, including restaurant general managers, eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Joint Venture.  The remaining Equity Plan shares will be allocated to the employees of the Company and Lavazza in accordance with their respective equity interest in the Joint Venture, or up to 2% and 1%, respectively, of the equity in the Joint Venture.  For the portion of the JV equity pool allocated to the Company, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has discretion to award to employees of the Company who have been key contributors to the efforts of the Joint Venture and are deemed to be essential to the successful execution of the Joint Venture’s business plan.

After considering the input of the Committee’s independent compensation consultant with respect to the form and amount of equity awards to be granted to Company employees, on February 8, 2022, the Joint Venture and the Committee approved equity awards under the JV Equity Plan to certain employees of the Company, including the then-serving named executive officers of the Company, in the form of performance share units.  The performance share unit awards are subject to both performance-based vesting conditions and the occurrence of a liquidity event.  The performance-based vesting conditions relate to the Joint Venture’s performance with respect to revenue, store-level profitability, brand-level profitability and store count, each equally weighted, with performance to be measured on the basis of rolling last four quarters over a four-year performance period.  The liquidity event vesting condition, which includes the occurrence of an initial public offering of the Joint Venture, must occur within seven years of the grant date.  Any portion of the award that does not vest, either based on the achievement of the applicable performance-based vesting conditions or the non-occurrence of the liquidity event, will be forfeited in their entirety.  To recognize their efforts with respect to the Joint Venture and to incentivize and galvanize their continued focus on the success of the Joint Venture, the Committee granted performance share units with the following grant-date fair values to each of the then-serving named executive officers of the Company:  Ms. Joey Wat, Chief Executive Officer, $1,000,000; Mr. Andy Yeung, Chief Financial Officer, $200,000; Mr. Johnson Huang, General Manager, KFC, $200,000; and Mr. Aiken Yuen, Chief People Officer, $200,000.

The foregoing summary is qualified in its entirety by reference to the full text of the Y&L Coffee Limited Long Term Incentive Plan I, Form of Performance Share Agreement (for U.S. Tax Payers) and Form of Performance Share Agreement (for Non-U.S. Tax Payers) attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description
10.1	Y&L Coffee Limited Long Term Incentive Plan I
10.2	Form of Performance Share Agreement (for U.S. Tax Payers)
10.3	Form of Performance Share Agreement (for Non-U.S. Tax Payers)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
		Name:	Joseph Chan
		Title:	Chief Legal Officer
Date: February 11, 2022